Exhibit 10.1

FIRST AMENDMENT TO LOAN DOCUMENTS

First Amendment to Loan Documents (this “Amendment”), dated as of March 30, 2016, between ASTA FUNDING, INC., a Delaware corporation and PALISADES COLLECTION, L.L.C., a Delaware limited liability company (each, individually, a “Borrower” and, collectively, the “Borrowers”), and BANK HAPOALIM B.M. (the “Bank”).

WHEREAS, the Borrowers and the Bank have entered into financing arrangements pursuant to which the Bank has made and may make financial accommodations to the Borrowers as set forth in the Loan Agreement dated as of May 2, 2014 (as amended, restated, supplemented and otherwise modified from time to time, the “Loan Agreement,”) by and between the Bank and the Borrower, the Revolving Note dated May 2, 2014 (as amended, restated, supplemented and otherwise modified from time to time, the “Note”), executed by the Borrowers in favor of the Bank, and the other agreements, documents and instruments executed and/or delivered at any time in connection therewith (the foregoing, as amended, restated, supplemented and otherwise modified from time to time, together with the Loan Agreement and the Note, collectively, the “Loan Documents”); and

WHEREAS, the parties hereto desire to amend the Loan Documents on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given to such terms in the Loan Documents.

2. Amendments to the Loan Documents. Notwithstanding anything to the contrary set forth in the Loan Agreement, the Note or any of the other Loan Documents:

(i) The reference contained in Paragraph 1.4(a) of the Loan Agreement to “…the applicable LIBOR Rate plus 275 basis points for LIBOR loans.” shall be deleted in its entirety and the following shall be inserted in lieu thereof: “…the applicable LIBOR Rate plus 225 basis points for LIBOR loans.”

(ii) ANNEX G (SECTION 6.3) of the Loan Agreement shall be amended by deleting the reference contained in Paragraph A. thereof to the amount of $150,000,000 and inserting in lieu thereof the amount of $100,000,000.

(iii) The following is added as Paragraph B. to ANNEX G (SECTION 6.3) of the Loan Agreement: “B. No Net Loss. At no time, after payments of dividends and distributions to shareholders, shall Borrowers have a net loss as evidenced by Borrowers’ Form 10Ks filed with the Securities and Exchange Commission.”

3. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Loan Agreement, Note and other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed by the Borrowers. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Loan Agreement, Note or other Loan Documents or for any purpose except as expressly set forth herein, or a consent to any further or future action on the part of the Borrowers that would require the waiver or consent of the Bank.

4. Conditions Precedent. This Amendment shall become effective upon the date (the “Effective Date”) on which the Bank shall have received:

(a) This Amendment, duly executed and delivered by the Borrowers;

(b) Such other information and documents as may reasonably be required by the Bank and its counsel in connection with this Amendment.

5. Representations and Warranties. The Borrowers hereby represent and warrant to the Bank (before and after giving effect to this Amendment) that:

(a) The Borrowers have the power and authority, and the legal right, to execute, deliver and perform this Amendment and to obtain extensions of credit under the Loan Documents as amended by this Amendment (the “Amended Loan Documents”).

(b) The Borrowers have taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and to authorize the extensions of credit on the terms and conditions of the Amended Loan Documents.

(c) No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with this Amendment, the extensions of credit under the Amended Loan Documents or the execution, delivery, performance, validity or enforceability of this Amendment, or the performance, validity or enforceability of the Amended Loan Documents, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

(d) This Amendment has been duly executed and delivered on behalf of the Borrowers. This Amendment and the Amended Loan Documents constitute the legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

(e) Each of the representations and warranties made by the Borrowers herein or in or pursuant to the Loan Documents are reaffirmed and are true and correct in all material respects on and as of the Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).

(f) No Default or Event of Default has occurred and is continuing, or will result from this Amendment or any extension of credit under the Amended Loan Documents.

(g) The Borrowers have performed all agreements and satisfied all conditions which this Amendment and the other Loan Documents provide shall be performed or satisfied by the Borrowers on or before the Effective Date.

6. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Borrowers, the Bank, and each of their respective successors and assigns.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to its principles of conflicts of law and in the event of a dispute hereunder, the parties hereto agree to irrevocably submit to the jurisdiction of the state or federal courts located in the County and State of New York.

8. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ASTA FUNDING, INC.

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	Chairman, CEO and President

PALISADES COLLECTION, L.L.C.

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	Manager

BANK HAPOALIM B.M.

By:	/s/ Ralph Mascia
Name:	Ralph Mascia
Title:	Senior Vice President

By:	/s/ Howard M. Applebaum
Name:	Howard M. Applebaum
Title:	Executive Vie President, Chief Lending Officer